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                                                                   Exhibit 3.3.6

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                             USS ACQUISITION, INC.

                                     INTO

                             U. S. SILICA COMPANY

                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware

                             *    *    *    *    *

     USS ACQUISITION, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Corporation was incorporated on the 27th day of April, 1994 as Sol Sal, Inc., pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of common stock of U. S. SILICA COMPANY, a corporation incorporated on the 3rd day of June, 1968, as ITT - PGS, INC., pursuant to the General Corporation Law of the State of Delaware (the "Subsidiary").

     THIRD: That the Board of Directors of the Corporation, by resolutions duly adopted by the unanimous written consent of the Board of Directors pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware on February 9, 1996, and attached hereto as Exhibit A, determined to merge the
                                         ---------
Corporation with and into the Subsidiary.
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     FOURTH:  That the sole stockholder of the Corporation did on February 9,
1996, by unanimous written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, approve the merger of the Corporation with and into the Subsidiary.

     FIFTH: That the Subsidiary is to be the surviving corporation of the merger (the "Surviving Corporation").

     SIXTH: That the Certificate of Incorporation of the Surviving Corporation shall be amended to be and read in its entirety as set forth on Exhibit B
                                                                ---------
attached hereto.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice Chairman and attested by its Secretary, this 9th day of February, 1996.



                                        USS ACQUISITION, INC.

                                        By: /s/ Richard J. Nick
                                            ------------------------
                                            Richard J. Nick
                                            Vice President

ATTEST:


By: /s/ Donald G. Kilpatrick
    -----------------------------
     Donald G. Kilpatrick
     Secretary


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                                                                Exhibit A to the
                                             Certificate of Ownership and Merger
                                             -----------------------------------

                     Resolutions of the Board of Directors

                         adopted as of February 9, 1996
                         ------------------------------

     RESOLVED, that upon consummation of the purchase by the Corporation of all of the issued and outstanding shares of capital stock of Silica, the Corporation shall merge (the "Merger") with and into Silica, with Silica as the surviving corporation of the Merger (the "Surviving Corporation"), as contemplated by the Certificate of Ownership and Merger of the Corporation; and be it further

     RESOLVED, that upon the effectiveness of the Merger, each issued and outstanding share of Common Stock, par value $.01 per share, of the Corporation shall, automatically and without any further action, be converted into and become (i) one (1) fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation and (ii) two hundred (200) fully paid and nonassessable shares of Preferred Stock, par value $.01 per share, of the Surviving Corporation;
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                                                                Exhibit B to the
                                             Certificate of Ownership and Merger
                                             -----------------------------------

                          CERTIFICATE OF INCORPORATION

                                      -of-

                              U. S. SILICA COMPANY

                                    -oo0oo-

     FIRST: The name of the Corporation is U. S. SILICA COMPANY (hereinafter sometimes called the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 25,000 shares, consisting of (i) 20,000 shares of preferred stock, par value $.01 per share ("Preferred Stock") and (ii) 5,000 shares of common stock, par value $.01 per share ("Common Stock").

                             A.   PREFERRED STOCK

     Part 1.  Ranking.  The Preferred Stock shall, with respect to amounts
              -------
payable on redemption and distributions upon the liquidation, winding-up and dissolution of the
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Corporation, rank senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock of the Corporation (the "Junior Securities"). The Corporation may not issue any new class or series of preferred securities or other capital stock ranking senior to or on a parity with the Preferred Stock as to dividends, distributions, amounts payable on redemption and distributions upon the liquidation, winding-up and dissolution of the Corporation without the approval of the holders of at least 66K% of the shares of the Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that without the approval of the holders of the Preferred Stock, the Corporation may issue shares of preferred securities or other capital stock the proceeds of which are used to redeem or repurchase all shares of the Preferred Stock then outstanding.

     Part 2.  Dividends.  The Preferred Stock shall not accrue dividends prior
              ---------
to the Mandatory Redemption Date, following which they shall accrue dividends at the rate of nine percent (9%) of their liquidation preference per annum, from the Mandatory Redemption Date until the date sufficient funds are made available for their redemption. Such dividends, if any, shall be payable in cash on redemption.

     Part 3.  Mandatory Redemption.  The Preferred Stock shall be subject to
              ---------------------
mandatory redemption (subject to the legal availability of funds therefor) in whole or in part at such time as USS Intermediate Holdco, Inc. ("Holdco") redeems any or all of the outstanding shares of the Preferred Stock, par value $.01 per share, of Holdco ("Holdco Preferred Stock"). Upon any such redemption of shares of Holdco Preferred Stock, the Corporation shall be required to redeem the number of shares of Preferred Stock equal to the number of shares of Holdco Preferred Stock so redeemed at a redemption price equal to the redemption price paid by Holdco with respect to such redemption of Holdco Preferred Stock (after giving effect to all applicable provisions of the


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Stock Purchase Agreement). The Corporation shall be obligated to redeem
Preferred Stock only to the extent permitted under the General Corporation Law of the State of Delaware.

     Part 4.  Liquidation.  Upon any voluntary or involuntary liquidation,
              -----------
dissolution or winding-up of the Corporation, the holders of the Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution, $1,000.00 plus all accumulated and unpaid dividends from the Mandatory Redemption Date to the dates sufficient funds are made available for redemption (or if such event occurs prior to the Mandatory Redemption Date, the Discounted Liquidation Preference) per share before any distribution is made on any Junior Securities, including, without limitation, common stock of the Corporation. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

                               B.   COMMON STOCK

     Part 1.  Voting Rights.
              -------------

     1A.  Generally.  Except as specifically required under the General
          ---------
Corporation Law of the State of Delaware, the holders of Common Stock will be entitled to one vote per share and shall vote as one class on all matters to be voted on by the Corporation's stockholders.

     1B.  Election of Directors.  The number of directors which shall constitute
          ---------------------
the Board of Directors shall not be less than three nor more than nine which exact number shall be established in the By-laws of the Corporation and shall initially be three.


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     Part 2.  Dividends.  When and as dividends are declared thereon, the
              ---------
holders of Common Stock then outstanding shall be entitled to share equally and ratably, on a share for share basis, in such dividends.

     Part 3.  Liquidation.  After any payments required to be made to the
              -----------
holders of the Preferred Stock then outstanding, the holders of Common Stock then outstanding shall be entitled to receive equally and ratably, on a share-for-share basis, all assets of the Corporation to be distributed upon any liquidation, dissolution or winding up of the Corporation.


                            C.   ISSUANCE OF STOCK

     Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessment thereon.

                               D.   DEFINITIONS

     For purposes of this Certificate of Incorporation:

     "Closing" has the meaning ascribed thereto in the Stock Purchase Agreement.


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     "Discounted Liquidation Preference" means the liquidation preference discounted from the Mandatory Redemption Date to the date of determination at the rate of 7.18% compounded annually.

     "Mandatory Redemption Date" means the tenth anniversary of the Closing.

     "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of October 23, 1995 and amended as of January 29, 1996 between U.S. Borax Inc. and USS Holdings, Inc., as the same may be amended from time to time.

     FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

     2. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 2 unless that action has been


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

consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

     3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Any repeal or amendment of this Article, insofar as it would in any way enlarge the liability of any director of the Corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

     SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and


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

reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

     Expenses which may be indemnifiable under this Article SIXTH in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.

     The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article SIXTH, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.


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